APPRAISAL REPORT

	PREPARED FOR:	
CLIENT		
	LENDER/CLIENT:	
LENDER	PINNACLE CREDIT UNION	
	SUBJECT PROPERTY	
ADDRESS	2505 OAK CIR.	
CITY	ELLENWOOD, GA 30294	
COUNTY OF	CLAYTON	
	APPRAISAL AS OF:	
DATE	12/04/2019	
	PREPARED BY:	
APPRAISER	RENEE HUGHES	
COMPANY	PROGRESSIVE APPRAISAL SERVICES	

CERTIFICATE OF VALUE

I have carefully inspected the property owned by

LANDA PROPERTIES LLC ("Owner"), located at

2505 OAK CIR.

ELLENWOOD, GA 30294 ("Subject Property")

and it is my considered opinion that the Fair Market Value* of the Subject Property, as of the Date of Inspection, is . . .

$ 95,000

I appraised the Subject Property in 'as is' condition as of the Date of Inspection, including, if any, wall-to-wall carpeting, custom-made draperies, built-in appliances and fixtures.

I hereby certify that I have no interest, actual or contemplated . . .

- [ ] In ______
- [ ] In the company that employs the Owner;
- [x] In the Subject Property, including any business or family relationship with the Owner.

Appraiser (Type or Print) RENEE HUGHES

Appraiser (Signature)


Renee Hughes

Date of Inspection

---

* 'Fair Market Value'

"The price at which a property would most probably sell if exposed to the market for a reasonable period of time in an 'as is' condition, where payment is made in cash or its equivalent."

Uniform Residential Appraisal Report

The purpose of this appraisal report is to provide the lender/client with an accurate, and adequately supported, opinion of the market value of the subject property.

SUBJECT

Property Address 2505 OAK CIR. City ELLENWOOD State GA Zip Code 30294
Borrower LANDA PROPERTIES LLC Owner of Public Record LANDA PROPERTIES LLC County CLAYTON
Legal Description SEE ADDENDUM
Assessor's Parcel # 12204A B008 Tax Year 2018 R.E. Taxes $ 856
Neighborhood Name RICHARDS & HIGGINS Map Reference 806-D7 Census Tract 404.10
Occupant [ ] Owner [X] Tenant [ ] Vacant Special Assessments $ 0 [ ] PUD HOA $ 0 [ ] per year [ ] per month
Property Rights Appraised [X] Fee Simple [ ] Leasehold [ ] Other (describe)
Assignment Type [ ] Purchase Transaction [X] Refinance Transaction [ ] Other (describe)
Lender/Client PINNACLE CREDIT UNION Address 536 NORTH AVENUE NE, ATLANTA, GA. 30308
Is the subject property currently offered for sale or has it been offered for sale in the twelve months prior to the effective date of this appraisal? [ ] Yes [X] No
Report data source(s) used, offering price(s), and date(s). GAMLS

CONTRACT

I [ ] did [ ] did not analyze the contract for sale for the subject purchase transaction. Explain the results of the analysis of the contract for sale or why the analysis was not performed.

Contract Price $ Date of Contract Is the property seller the owner of public record? [ ] Yes [ ] No Data Source(s)
Is there any financial assistance (loan charges, sale concessions, gift or down payment assistance, etc.) to be paid by any party on behalf of the borrower? [ ] Yes [ ] No
If Yes, report the total dollar amount and describe the items to be paid.

NEIGHBORHOOD

Note: Race and the racial composition of the neighborhood are not appraisal factors.

Neighborhood Characteristics	One-Unit Housing Trends	One-Unit Housing	Present Land Use %
Location [ ] Urban [X] Suburban [ ] Rural	Property Values [ ] Increasing [X] Stable [ ] Declining	PRICE $ (000) / AGE (yrs)	One-Unit 70 %
Built-Up [X] Over 75% [ ] 25-75% [ ] Under 25%	Demand/Supply [ ] Shortage [X] In Balance [ ] Over Supply	90 Low 50	2-4 Unit %
Growth [ ] Rapid [X] Stable [ ] Slow	Marketing Time [ ] Under 3 mths [X] 3-6 mths [ ] Over 6 mths	108 High 60	Multi-Family %
		105 Pred. 57	Commercial 30 %
			Other %

Neighborhood Boundaries SUBJECT IS BOUNDED BY: I285 TO THE NORTH, I675 TO THE EAST, FOREST PKWY TO THE SOUTH, JONESBORO RD. TO THE WEST.
Neighborhood Description SUBJECTS' MARKET IS COMPRISED OF 1 STORY TRADITIONAL STYLE HOMES DISPLAYING AVERAGE MAINTENANCE AND UPKEEP. SUBJECT HAS EASY ACCESS TO SCHOOLS, PARKS, PLACE OF WORSHIP, SHOPPING AND EMPLOYMENT.

Market Conditions (including support for the above conclusions) GENERAL MARKET CONDITIONS ARE STABLE WITH A PREVALENCE TOWARDS FHA AND CONVENTIONAL FINANCING. TYPICAL MARKETING TIME IS 3-6 MONTHS.

SITE

Dimensions N/A Area 15246 sf Shape RECTANGULAR View N;Res;
Specific Zoning Classification RS110 Zoning Description RESIDENTIAL
Zoning Compliance [X] Legal [ ] Legal Nonconforming (Grandfathered Use) [ ] No Zoning [ ] Illegal (describe)
Is the highest and best use of subject property as improved (or as proposed per plans and specifications) the present use? [X] Yes [ ] No If No, describe

Utilities	Public	Other (describe)		Public	Other (describe)	Off-site Improvements - Type	Public	Private
Electricity	[X]	[ ]	Water	[X]	[ ]	Street ASPHALT	[X]	[ ]
Gas	[X]	[ ]	Sanitary Sewer	[X]	[ ]	Alley NONE	[ ]	[ ]

FEMA Special Flood Hazard Area [ ] Yes [X] No FEMA Flood Zone X FEMA Map # 13063C 0081F FEMA Map Date 06/07/2017
Are the utilities and/or off-site improvements typical for the market area? [X] Yes [ ] No If No, describe.
Are there any adverse site conditions or external factors (easements, encroachments, environmental conditions, land uses, etc.)? [ ] Yes [X] No If Yes, describe
NO ADVERSE ENVIRONMENTAL CONDITIONS NOTED AT TIME OF APPRAISAL IN THE IMPROVEMENT, ON THE SITE OR IN THE IMMEDIATE AREA.

IMPROVEMENTS

General Description	Foundation	Exterior Description materials/condition	Interior materials/condition
Units [X] One [ ] One with Accessory Unit	[X] Concrete Slab [ ] Crawl Space	Foundation Walls BRICK/AVG	Floors HARDWOOD/AVG
# of Stories 1	[ ] Full Basement [ ] Partial Basement	Exterior Walls FRAME/BRK/AVG	Walls DRYWALL/AVG
Type [X] Det. [ ] Att. [ ] S-Det./End Unit	Basement Area 0 sq. ft.	Roof Surface COMP/SHGLE/AVG	Trim/Finish WOOD/AVG
[X] Existing [ ] Proposed [ ] Under Const.	Basement Finish 0 %	Gutters & Downspouts ALUM/AVG	Bath Floor LINOLEUM/AVG
Design (Style) RANCH	[ ] Outside Entry/Exit [ ] Sump Pump	Window Type WD/DH/AVG	Bath Wainscot FIBERGLASS/AVG
Year Built 1961	Evidence of [ ] Infestation	Storm Sash/Insulated NONE	Car Storage [X] None
Effective Age (Yrs) 50	[ ] Dampness [ ] Settlement	Screens MESH/AVG	[ ] Driveway # of Cars 0
Attic [ ] None	Heating [ ] FWA [ ] HWBB [X] Radiant	Amenities [ ] Woodstove(s) # 0	Driveway Surface
[ ] Drop Stair [ ] Stairs	[ ] Other Fuel GAS	[ ] Fireplace(s) # 0 [ ] Fence None	[ ] Garage # of Cars 0
[ ] Floor [X] Scuttle	Cooling [ ] Central Air Conditioning	[ ] Patio/Deck None [ ] Porch None	[ ] Carport # of Cars 0
[ ] Finished [ ] Heated	[ ] Individual [X] Other WINDOW	[ ] Pool None [X] Other STRG/RM	[ ] Att. [ ] Det. [ ] Built-in

Appliances [X] Refrigerator [X] Range/Oven [X] Dishwasher [ ] Disposal [X] Microwave [X] Washer/Dryer [ ] Other (describe)
Finished area **above** grade contains: 6 Rooms 3 Bedrooms 1.0 Bath(s) 690 Square Feet of Gross Living Area Above Grade
Additional features (special energy efficient items, etc.) SUBJECT HAS AN ATTACH STORAGE ROOM THAT APPEARS TO BE A CONVERSION.

Describe the condition of the property (including needed repairs, deterioration, renovations, remodeling, etc.). C4;Kitchen-updated-six to ten years ago;Bathrooms-not updated;SUBJECT DISPLAYS REGULAR MAINTENANCE AND UPKEEP AS KITCHEN HAS BEEN UPDATED WITH UPDATED CABINETS, COUNTER TOP AND APPLIANCES.

Are there any physical deficiencies or adverse conditions that affect the livability, soundness, or structural integrity of the property? [ ] Yes [X] No If Yes, describe

Does the property generally conform to the neighborhood (functional utility, style, condition, use, construction, etc.)? [ ] Yes [X] No If No, describe DUE TO SUBJECTS GARAGE CONVERSION TO A STORAGE ROOM THIS WOULD HAVE A NEGATIVE AFFECT ON MARKETABILITY AS IT REDUCES THE GROSS LIVING AREA AND REMOVE THE CAR STORAGE.

Uniform Residential Appraisal Report

SALES COMPARISON ANALYSIS

There are 1 comparable properties currently offered for sale in the subject neighborhood ranging in price from $ 105,000 to $ 115,000 .
There are 6 comparable sales in the subject neighborhood within the past twelve months ranging in sale price from $ 90,000 to $ 108,000 .

FEATURE	SUBJECT	COMPARABLE SALE # 1		COMPARABLE SALE # 2		COMPARABLE SALE # 3	
Address	2505 OAK CIR. ELLENWOOD, GA 30294	4302 ROB ROY LANE ELLENWOOD, GA 30294		1616 ROCK CUT RD. ELLENWOOD, GA 30294		5171 OLD GRANT RD. ELLENWOOD, GA 30294	
Proximity to Subject		1.86 miles NW		1.86 miles W		0.67 miles SE	
Sale Price	$		$ 104,000		$ 105,000		$ 105,000
Sale Price/Gross Liv. Area	$ 0.00 sq. ft.	$ 101.46 sq. ft.		$ 102.44 sq. ft.		$ 113.39 sq. ft.	
Data Source(s)		GAMLS;DOM 55		GAMLS;DOM Unk		GAMLS;DOM 15	
Verification Source(s)		PUBLIC RECORDS		PUBLIC RECORDS		PUBLIC RECORDS	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment
Sale or Financing		ArmLth		ArmLth		ArmLth	
Concessions		FHA;0		FHA;0		FHA;0	
Date of Sale/Time		s06/19;Unk		s06/19;Unk		s09/19;Unk	
Location	N;Res;	N;Res;		N;Res;		N;Res;	
Leasehold/Fee Simple	Fee Simple	FEE SIMPLE		FEE SIMPLE		FEE SIMPLE	
Site	15246 sf	11761 sf	0	11761 sf	0	17890 sf	0
View	N;Res;	N;Res;		N;Res;		N;Res;	
Design (Style)	DT1;RANCH	DT1;RANCH		DT1;RANCH		DT1;RANCH	
Quality of Construction	Q4	Q4		Q4		Q4	
Actual Age	58	57	0	54	0	57	0
Condition	C4	C4		C4		C4	
Above Grade	Total / Bdrms. / Baths	Total / Bdrms. / Baths	0	Total / Bdrms. / Baths	0	Total / Bdrms. / Baths	0
Room Count	6 / 3 / 1.0	5 / 3 / 1.0		5 / 3 / 1.0		5 / 3 / 1.0	
Gross Living Area	690 sq. ft.	1,025 sq. ft.	-7,035	1,025 sq. ft.	-7,035	926 sq. ft.	-4,956
Basement & Finished Rooms Below Grade	0sf	0sf		0sf		0sf	
Functional Utility	AVERAGE	AVERAGE		AVERAGE		AVERAGE	
Heating/Cooling	Radiant/WINDOW	FWA/YES	-1,500	FWA/YES	-1,500	FWA/YES	-1,500
Energy Efficient Items	NONE	NONE		NONE		NONE	
Garage/Carport	None	1cp1dw	-800	1cp1dw	-800	1cp1dw	-800
Porch/Patio/Deck	STORAGE	STRG/PRCH/FENCE	-1,200	PORCH	0	FENCE/STRG	-800
Fireplaces	NONE	NONE		NONE		NONE	
Net Adjustment (Total)		[ ] + [X] -	$ -10,535	[ ] + [X] -	$ -9,335	[ ] + [X] -	$ -8,056
Adjusted Sale Price of Comparables		Net Adj: -10% Gross Adj: 10%	$ 93,465	Net Adj: -9% Gross Adj: 9%	$ 95,665	Net Adj: -8% Gross Adj: 8%	$ 96,944

I [X] did [ ] did not research the sale or transfer history of the subject property and comparable sales. If not, explain

My research [X] did [ ] did not reveal any prior sales or transfers of the subject property for the three years prior to the effective date of this appraisal.
Data source(s) PUBLIC TAX RECORDS
My research [ ] did [X] did not reveal any prior sales or transfers of the comparable sales for the year prior to the date of sale of the comparable sale.
Data source(s) PUBLIC TAX RECORDS
Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

ITEM	SUBJECT	COMPARABLE SALE # 1	COMPARABLE SALE # 2	COMPARABLE SALE # 3
Date of Prior Sale/Transfer	07/20/2017			
Price of Prior Sale/Transfer	$58,000			
Data Source(s)	MLS/PR	MLS/PR	MLS/PR	MLS/PR
Effective Date of Data Source(s)	12/04/2019	12/04/2019	12/04/2019	12/04/2019

Analysis of prior sale or transfer history of the subject property and comparable sales. SUBJECT HAS TRANSFERRED TITLE IN THE PAST 36 MONTHS ACCORDING TO PUBLIC RECORDS.

Summary of Sales Comparison Approach SALES SELECTED ARE DEEMED THE BEST AVAILABLE AS THEY ARE THE MOST RECENT AND THE MOST COMPARABLE. ADJUSTMENTS HAVE BEEN MADE TO REFLECT DISSIMILAR FEATURES BASED ON PAIRED SALES ANALYSIS . ALL COMPS HAVE BEEN GIVEN EQUAL WT. AS THEY FALL WITHIN A CLOSE RANGE, THEREFORE INDICATED VALUE FALLS WITHIN RANGE. SUBJECT FALLS BELOW THE UNADJUSTED SALES DUE TO ITS SIZE AND LACK OF AMENITIES.

Indicated Value by Sales Comparison Approach $ 95,000

RECONCILIATION

Indicated Value by: Sales Comparison Approach $ 95,000 **Cost Approach (if developed) $** **Income Approach (if developed) $**
THE MARKET APPROACH IS CONSIDERED TO BE THE MOST RELIABLE INDICATOR OF THE VALUE OF THE SUBJECT PROPERTY AS IT BEST REFLECTS THE ACTIONS OF BUYERS AND SELLERS IN THE CURRENT MARKETPLACE. THE INCOME APPROACH IS INAPPLICABLE AS THIS IS AN OWNER OCCUPIED MARKET. THE COST APPROACH DOES NOT APPLY DUE TO THE INACCURACY OF CALCULATING DEPRECIATION.
This appraisal is made [X] "as is," [ ] subject to completion per plans and specifications on the basis of a hypothetical condition that the improvements have been completed, [ ] subject to the following repairs or alterations on the basis of a hypothetical condition that the repairs or alterations have been completed, or [ ] subject to the following required inspection based on the extraordinary assumption that the condition or deficiency does not require alteration or repair: NO LIABILITY IS ASSUMED FOR THE STRUCTURAL OR MECHANICAL ELEMENTS OF THE PROPERTY.
Based on a complete visual inspection of the interior and exterior areas of the subject property, defined scope of work, statement of assumptions and limiting conditions, and appraiser's certification, my (our) opinion of the market value, as defined, of the real property that is the subject of this report is $ 95,000 **, as of** 12/04/2019 **, which is the date of inspection and the effective date of this appraisal.**

Uniform Residential Appraisal Report

ADDITIONAL COMMENTS

I HAVE PERFORMED NO SERVICES, AS AN APPRAISER OR IN ANY OTHER CAPACITY, REGARDING THE PROPERTY THAT IS THE SUBJECT OF THIS REPORT WITHIN THE 3 YEAR PERIOD IMMEDIATELY PRECEDING ACCEPTANCE OF THIS ASSIGNMENT.

THE EXPOSURE TIME FOR SUBJECT PROPERTY OF 90-120 DAYS WAS DEVELOPED FROM STATISTICAL SALES INFORMATION DEEMED TO BE SIMILAR TO SUBJECT AND CAPTURED AS MEDIAN DAYS ON MARKET.

COMPS ARE OVER 1MILE DUE TO THE LACK OF RECENT COMPARABLE SALES IN SUBJECTS IMMEDIATE MARKET AREA THEREFORE COMPS WERE TAKEN FROM NEARBY SIMILAR COMPETING NEIGHBORHOODS.

THE SUBJECT'S PRESENT ZONING CLASSIFICATION IS CONSISTENT WITH THE CURRENT USE AND SURROUNDING LAND USES. THE SUBJECTS SITE IS TYPICAL IN SIZE, SHAPE AND TOPOGRFAPHY FOR RESIDENTIAL DWELLINGS. THEREFORE, THE HIGHEST AND BEST USE FOR VACANT AND IMPROVE IS RESIDENTIAL.

PORCH AND HEATING/COOLING ADJUSTMENTS ARE BASED ON PAIRED SALES ANALYSIS.

AFTER AN EXTENDED AND THOROUGH SEARCH OF THE MARKET EXPANDING MY PARAMETERS THERE WERE NO SALES SIMILAR IN SIZE AS SUBJECT SIZE APPEARS ATYPICAL. THEREFORE APPROPRIATE ADJUSTMENT WAS MADE.

APPRAISER HAS NO ACCESS TO WARRANTY DEED HOWEVER APPRAISER HAS PROVIDED A COPY OF PUBLIC RECORDS.

COST APPROACH

COST APPROACH TO VALUE (not required by Fannie Mae.)

Provide adequate information for the lender/client to replicate your cost figures and calculations.

Support for the opinion of site value (summary of comparable land sales or other methods for estimating site value) THE ESTIMATED SITE VALUE IS BY EXTRACTION FROM COMPARABLE SALES. THE ESTIMATED SITE VALUE AND RATIO OF SITE TO IMPROVEMENT IS CONSIDERED TYPICAL.

ESTIMATED ☐ REPRODUCTION OR ☐ REPLACEMENT COST NEW	OPINION OF SITE VALUE =$ 19,000
Source of cost data	Dwelling 690 Sq. Ft. @ $ =$ 0
Quality rating from cost service Effective date of cost data	Sq. Ft. @ $ =$ 0
Comments on Cost Approach (gross living area calculations, depreciation, etc.)	
	Garage/Carport Sq. Ft. @ $ =$ 0
	Total Estimate of Cost-new =$ 0
	Less Physical 49 Functional 0 External 0
	Depreciation 0 0 0 =$ (0)
	Depreciated Cost of Improvements =$ 0
	"As-is" Value of Site Improvements =$
Estimated Remaining Economic Life (HUD and VA only) 53 Years	Indicated Value By Cost Approach =$

INCOME

INCOME APPROACH TO VALUE (not required by Fannie Mae.)

Estimated Monthly Market Rent $ X Gross Multiplier =$ Indicated Value by Income Approach

Summary of Income Approach (including support for market rent and GRM)

PUD INFORMATION

PROJECT INFORMATION FOR PUDs (if applicable)

Is the developer/builder in control of the Homeowner's Association (HOA)? ☐ Yes ☐ No Unit type(s) ☐ Detached ☐ Attached

Provide the following information for PUDs ONLY if the developer/builder is in control of the HOA and the subject property is an attached dwelling unit.

Legal Name of Project

Total number of phases Total number of units Total number of units sold

Total number of units rented Total number of units for sale Data source(s)

Was the project created by the conversion of existing building(s) into a PUD? ☐ Yes ☐ No If Yes, date of conversion.

Does the project contain any multi-dwelling units? ☐ Yes ☐ No Data source

Are the units, common elements, and recreation facilities complete? ☐ Yes ☐ No If No, describe the status of completion.

Are the common elements leased to or by the Homeowner's Association? ☐ Yes ☐ No If Yes, describe the rental terms and options.

Describe common elements and recreational facilities.

Uniform Residential Appraisal Report

This report form is designed to report an appraisal of a one-unit property or a one-unit property with an accessory unit; including a unit in a planned unit development (PUD). This report form is not designed to report an appraisal of a manufactured home or a unit in a condominium or cooperative project.

This appraisal report is subject to the following scope of work, intended use, intended user, definition of market value, statement of assumptions and limiting conditions, and certifications. Modifications, additions, or deletions to the intended use, intended user, definition of market value, or assumptions and limiting conditions are not permitted. The appraiser may expand the scope of work to include any additional research or analysis necessary based on the complexity of this appraisal assignment. Modifications or deletions to the certifications are also not permitted. However, additional certifications that do not constitute material alterations to this appraisal report, such as those required by law or those related to the appraiser's continuing education or membership in an appraisal organization, are permitted.

SCOPE OF WORK: The scope of work for this appraisal is defined by the complexity of this appraisal assignment and the reporting requirements of this appraisal report form, including the following definition of market value, statement of assumptions and limiting conditions, and certifications. The appraiser must, at a minimum: (1) perform a complete visual inspection of the interior and exterior areas of the subject property, (2) inspect the neighborhood, (3) inspect each of the comparable sales from at least the street, (4) research, verify, and analyze data from reliable public and/or private sources, and (5) report his or her analysis, opinions, and conclusions in this appraisal report.

INTENDED USE: The intended use of this appraisal report is for the lender/client to evaluate the property that is the subject of this appraisal for a mortgage finance transaction.

INTENDED USER: The intended user of this appraisal report is the lender/client.

DEFINITION OF MARKET VALUE: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he or she considers his or her own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS: The appraiser's certification in this report is subject to the following assumptions and limiting conditions:

1. The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it, except for information that he or she became aware of during the research involved in performing this appraisal. The appraiser assumes that the title is good and marketable and will not render any opinions about the title.

2. The appraiser has provided a sketch in this appraisal report to show the approximate dimensions of the improvements. The sketch is included only to assist the reader in visualizing the property and understanding the appraiser's determination of its size.

3. The appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in this appraisal report whether any portion of the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.

4. The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand, or as otherwise required by law.

5. The appraiser has noted in this appraisal report any adverse conditions (such as needed repairs, deterioration, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or that he or she became aware of during the research involved in performing this appraisal. Unless otherwise stated in this appraisal report, the appraiser has no knowledge of any hidden or unapparent physical deficiencies or adverse conditions of the property (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) that would make the property less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, this appraisal report must not be considered as an environmental assessment of the property.

6. The appraiser has based his or her appraisal report and valuation conclusion for an appraisal that is subject to satisfactory completion, repairs, or alterations on the assumption that the completion, repairs, or alterations of the subject property will be performed in a professional manner.

Uniform Residential Appraisal Report

APPRAISER'S CERTIFICATION: The Appraiser certifies and agrees that:

1. I have, at a minimum, developed and reported this appraisal in accordance with the scope of work requirements stated in this appraisal report.

2. I performed a complete visual inspection of the interior and exterior areas of the subject property. I reported the condition of the improvements in factual, specific terms. I identified and reported the physical deficiencies that could affect the livability, soundness, or structural integrity of the property.

3. I performed this appraisal in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

4. I developed my opinion of the market value of the real property that is the subject of this report based on the sales comparison approach to value. I have adequate comparable market data to develop a reliable sales comparison approach for this appraisal assignment. I further certify that I considered the cost and income approaches to value but did not develop them, unless otherwise indicated in this report.

5. I researched, verified, analyzed, and reported on any current agreement for sale for the subject property, any offering for sale of the subject property in the twelve months prior to the effective date of this appraisal, and the prior sales of the subject property for a minimum of three years prior to the effective date of this appraisal, unless otherwise indicated in this report.

6. I researched, verified, analyzed, and reported on the prior sales of the comparable sales for a minimum of one year prior to the date of sale of the comparable sale, unless otherwise indicated in this report.

7. I selected and used comparable sales that are locationally, physically, and functionally the most similar to the subject property.

8. I have not used comparable sales that were the result of combining a land sale with the contract purchase price of a home that has been built or will be built on the land.

9. I have reported adjustments to the comparable sales that reflect the market's reaction to the differences between the subject property and the comparable sales.

10. I verified, from a disinterested source, all information in this report that was provided by parties who have a financial interest in the sale or financing of the subject property.

11. I have knowledge and experience in appraising this type of property in this market area.

12. I am aware of, and have access to, the necessary and appropriate public and private data sources, such as multiple listing services, tax assessment records, public land records and other such data sources for the area in which the property is located.

13. I obtained the information, estimates, and opinions furnished by other parties and expressed in this appraisal report from reliable sources that I believe to be true and correct.

14. I have taken into consideration the factors that have an impact on value with respect to the subject neighborhood, subject property, and the proximity of the subject property to adverse influences in the development of my opinion of market value. I have noted in this appraisal report any adverse conditions (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) observed during the inspection of the subject property or that I became aware of during the research involved in performing this appraisal. I have considered these adverse conditions in my analysis of the property value, and have reported on the effect of the conditions on the value and marketability of the subject property.

15. I have not knowingly withheld any significant information from this appraisal report and, to the best of my knowledge, all statements and information in this appraisal report are true and correct.

16. I stated in this appraisal report my own personal, unbiased, and professional analysis, opinions, and conclusions, which are subject only to the assumptions and limiting conditions in this appraisal report.

17. I have no present or prospective interest in the property that is the subject of this report, and I have no present or prospective personal interest or bias with respect to the participants in the transaction. I did not base, either partially or completely, my analysis and/or opinion of market value in this appraisal report on the race, color, religion, sex, age, marital status, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property or of the present owners or occupants of the properties in the vicinity of the subject property or on any other basis prohibited by law.

18. My employment and/or compensation for performing this appraisal or any future or anticipated appraisals was not conditioned on any agreement or understanding, written or otherwise, that I would report (or present analysis supporting) a predetermined specific value, a predetermined minimum value, a range or direction in value, a value that favors the cause of any party, or the attainment of a specific result or occurrence of a specific subsequent event (such as approval of a pending mortgage loan application).

19. I personally prepared all conclusions and opinions about the real estate that were set forth in this appraisal report. If I relied on significant real property appraisal assistance from any individual or individuals in the performance of this appraisal or the preparation of this appraisal report, I have named such individual(s) and disclosed the specific tasks performed in this appraisal report. I certify that any individual so named is qualified to perform the tasks. I have not authorized anyone to make a change to any item in this appraisal report; therefore, any change made to this appraisal is unauthorized and I will take no responsibility for it.

20. I identified the lender/client in this appraisal report who is the individual, organization, or agent for the organization that ordered and will receive this appraisal report.

Uniform Residential Appraisal Report

21. The lender/client may disclose or distribute this appraisal report to: the borrower; another lender at the request of the borrower; the mortgagee or its successors and assigns; mortgage insurers; government sponsored enterprises; other secondary market participants; data collection or reporting services; professional appraisal organizations; any department, agency, or instrumentality of the United States; and any state, the District of Columbia, or other jurisdictions; without having to obtain the appraiser's or supervisory appraiser's (if applicable) consent. Such consent must be obtained before this appraisal report may be disclosed or distributed to any other party (including, but not limited to, the public through advertising, public relations, news, sales, or other media).

22. I am aware that any disclosure or distribution of this appraisal report by me or the lender/client may be subject to certain laws and regulations. Further, I am also subject to the provisions of the Uniform Standards of Professional Appraisal Practice that pertain to disclosure or distribution by me.

23. The borrower, another lender at the request of the borrower, the mortgagee or its successors and assigns, mortgage insurers, government sponsored enterprises, and other secondary market participants may rely on this appraisal report as part of any mortgage finance transaction that involves any one or more of these parties.

24. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

25. Any intentional or negligent misrepresentation(s) contained in this appraisal report may result in civil liability and/or criminal penalties including, but not limited to, fine or imprisonment or both under the provisions of Title 18, United States Code, Section 1001, et seq., or similar state laws.

SUPERVISORY APPRAISER'S CERTIFICATION: The Supervisory Appraiser certifies and agrees that:

1. I directly supervised the appraiser for this appraisal assignment, have read the appraisal report, and agree with the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

2. I accept full responsibility for the contents of this appraisal report including, but not limited to, the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

3. The appraiser identified in this appraisal report is either a sub-contractor or an employee of the supervisory appraiser (or the appraisal firm), is qualified to perform this appraisal, and is acceptable to perform this appraisal under the applicable state law.

4. This appraisal report complies with the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

5. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

APPRAISER

Signature Renee Hughes
Name RENEE HUGHES
Company Name PROGRESSIVE APPRAISAL SERVICE
Company Address 2883 Autumn Lake Lane
Decatur, GA 30034
Telephone Number 404-286-3177
Email Address RENEEHUGHES@BELLSOUTH.NET
Date of Signature and Report 12/09/2019
Effective Date of Appraisal 12/04/2019
State Certification # [illegible]
or State License #
or Other (describe) State #
State GA
Expiration Date of Certification or License 10/31/2020

ADDRESS OF PROPERTY APPRAISED
2505 OAK CIR.
ELLENWOOD, GA 30294

APPRAISED VALUE OF SUBJECT PROPERTY $ 95,000

LENDER/CLIENT
Name DART APPRAISAL
Company Name PINNACLE CREDIT UNION
Company Address 536 NORTH AVENUE NE
ATLANTA, GA, 30308
Email Address

SUPERVISORY APPRAISER (ONLY IF REQUIRED)

Signature
Name
Company Name
Company Address
Telephone Number
Email Address
Date of Signature
State Certification #
or State License #
State
Expiration Date of Certification or License

SUBJECT PROPERTY

- [ ] Did not inspect subject property
- [ ] Did inspect exterior of subject property from street
  Date of Inspection
- [ ] Did inspect interior and exterior of subject property
  Date of Inspection

COMPARABLE SALES

- [ ] Did not inspect exterior of comparable sales from street
- [ ] Did inspect exterior of comparable sales from street
  Date of Inspection

PROGRESSIVE APPRAISAL SERVICE

SUBJECT PHOTO ADDENDUM

File No. ELLWDOAK
Case No.

Borrower	LANDA PROPERTIES LLC						
Property Address	2505 OAK CIR.						
City	ELLENWOOD	County	CLAYTON	State	GA	Zip Code	30294
Lender/Client	PINNACLE CREDIT UNION	Address	536 NORTH AVENUE NE, ATLANTA, GA, 30308				



FRONT OF SUBJECT PROPERTY
2505 OAK CIR.
ELLENWOOD, GA 30294



REAR OF SUBJECT PROPERTY



STREET SCENE

PROGRESSIVE APPRAISAL SERVICE

SUBJECT PHOTO ADDENDUM

File No. ELLWDOAK
Case No.

Borrower	LANDA PROPERTIES LLC						
Property Address	2505 OAK CIR.						
City	ELLENWOOD	County	CLAYTON	State	GA	Zip Code	30294
Lender/Client	PINNACLE CREDIT UNION	Address	536 NORTH AVENUE NE, ATLANTA, GA, 30308				



LIVING ROOM



DINING AREA



KITCHEN

SUBJECT PHOTO ADDENDUM

File No. ELLWDOAK
Case No.

Borrower	LANDA PROPERTIES LLC						
Property Address	2505 OAK CIR.						
City	ELLENWOOD	County	CLAYTON	State	GA	Zip Code	30294
Lender/Client	PINNACLE CREDIT UNION	Address	536 NORTH AVENUE NE, ATLANTA, GA. 30308				



BEDROOM



BEDROOM



BEDROOM

SUBJECT PHOTO ADDENDUM

File No. ELLWDOAK
Case No.

Borrower	LANDA PROPERTIES LLC						
Property Address	2505 OAK CIR.						
City	ELLENWOOD	County	CLAYTON	State	GA	Zip Code	30294
Lender/Client	PINNACLE CREDIT UNION	Address	536 NORTH AVENUE NE, ATLANTA, GA. 30308				



STORAGE ROOM



BATH

COMPARABLES 1-2-3

File No. ELLWDOAK
Case No.

Borrower	LANDA PROPERTIES LLC
Property Address	2505 OAK CIR.
City	ELLENWOOD County CLAYTON State GA Zip Code 30294
Lender/Client	PINNACLE CREDIT UNION Address 536 NORTH AVENUE NE, ATLANTA, GA. 30308



COMPARABLE SALE # 1
4302 ROB ROY LANE
ELLENWOOD, GA 30294



COMPARABLE SALE # 2
1616 ROCK CUT RD.
ELLENWOOD, GA 30294



COMPARABLE SALE # 3
5171 OLD GRANT RD.
ELLENWOOD, GA 30294

SKETCH ADDENDUM

File No. ELLWDOAK
Case No.

Borrower	LANDA PROPERTIES LLC
Property Address	2505 OAK CIR.
City	ELLENWOOD County CLAYTON State GA Zip Code 30294
Lender/Client	PINNACLE CREDIT UNION Address 536 NORTH AVENUE NE, ATLANTA, GA. 30308


10.0'
30.0'
23.0'
STRG
D/A
KIT
BATH
B/R
LIVING ROOM
B/R
B/R
23.0'
10.0'
30.0'

SKETCH CALCULATIONS		Perimeter	Area
	A1 : 30.0 x 23.0 =		690.0
	First Floor		690.0
	Total Living Area		**690.0**

LOCATION MAP ADDENDUM

File No. ELLWDOAK
Case No.

Borrower	LANDA PROPERTIES LLC						
Property Address	2505 OAK CIR.						
City	ELLENWOOD	County	CLAYTON	State	GA	Zip Code	30294
Lender/Client	PINNACLE CREDIT UNION	Address	596 NORTH AVENUE NE, ATLANTA, GA, 30308				


Gresham Park
Southview Cemetery
NORWOOD MANOR
Cornell
Constitution
SOUTH RIVER GARDENS
Panthersville
Cedar Grove
BLAIR VILLAGE
Conley
Comp 1
Comp 2
Subject
Comp 3
Forest Park
COTTAGES OF LINDA WAY
Ellenwood
Lake City
PINERIDGE HEIGHTS
HIDDEN FOREST
Clayton State University
Rex
Morrow
Edgemoor West
Southlake Mall
Bing

UNIFORM APPRAISAL DATASET (UAD)
Property Condition and Quality Rating Definitions

File No. ELLWDOAK
Case No.

Requirements - Condition and Quality Ratings Usage

Appraisers must utilize the following standardized condition and quality ratings within the appraisal report.

Condition Ratings and Definitions

C1
The improvements have been recently constructed and have not been previously occupied. The entire structure and all components are new and the dwelling features no physical depreciation.

Note: *Newly constructed improvements that feature recycled or previously used materials and/or components can be considered new dwellings provided that the dwelling is placed on a 100 percent new foundation and the recycled materials and the recycled components have been rehabilitated/remanufactured into like-new condition. Improvements that have not been previously occupied are not considered "new" if they have significant physical depreciation (that is, newly constructed dwellings that have been vacant for an extended period of time without adequate maintenance or upkeep).*

C2
The improvements feature no deferred maintenance, little or no physical depreciation, and require no repairs. Virtually all building components are new or have been recently repaired, refinished, or rehabilitated. All outdated components and finishes have been updated and/or replaced with components that meet current standards. Dwellings in this category are either almost new or have been recently completely renovated and are similar in condition to new construction.

Note: *The improvements represent a relatively new property that is well maintained with no deferred maintenance and little or no physical depreciation, or an older property that has been recently completely renovated.*

C3
The improvements are well maintained and feature limited physical depreciation due to normal wear and tear. Some components, but not every major building component, may be updated or recently rehabilitated. The structure has been well maintained.

Note: *The improvement is in its first-cycle of replacing short-lived building components (appliances, floor coverings, HVAC, etc.) and is being well maintained. Its estimated effective age is less than its actual age. It also may reflect a property in which the majority of short-lived building components have been replaced but not to the level of a complete renovation.*

C4
The improvements feature some minor deferred maintenance and physical deterioration due to normal wear and tear. The dwelling has been adequately maintained and requires only minimal repairs to building components/mechanical systems and cosmetic repairs. All major building components have been adequately maintained and are functionally adequate.

Note: *The estimated effective age may be close to or equal to its actual age. It reflects a property in which some of the short-lived building components have been replaced, and some short-lived building components are at or near the end of their physical life expectancy; however, they still function adequately. Most minor repairs have been addressed on an ongoing basis resulting in an adequately maintained property.*

C5
The improvements feature obvious deferred maintenance and are in need of some significant repairs. Some building components need repairs, rehabilitation, or updating. The functional utility and overall livability are somewhat diminished due to condition, but the dwelling remains useable and functional as a residence.

Note: *Some significant repairs are needed to the improvements due to the lack of adequate maintenance. It reflects a property in which many of its short-lived building components are at the end of or have exceeded their physical life expectancy but remain functional.*

C6
The improvements have substantial damage or deferred maintenance with deficiencies or defects that are severe enough to affect the safety, soundness, or structural integrity of the improvements. The improvements are in need of substantial repairs and rehabilitation, including many or most major components.

Note: *Substantial repairs are needed to the improvements due to the lack of adequate maintenance or property damage. It reflects a property with conditions severe enough to affect the safety, soundness, or structural integrity of the improvements.*

UNIFORM APPRAISAL DATASET (UAD)
Property Condition and Quality Rating Definitions

File No. ELLWOOAK
Case No.

Quality Ratings and Definitions

Q1
Dwellings with this quality rating are usually unique structures that are individually designed by an architect for a specified user. Such residences typically are constructed from detailed architectural plans and specifications and feature an exceptionally high level of workmanship and exceptionally high-grade materials throughout the interior and exterior of the structure. The design features exceptionally high-quality exterior refinements and ornamentation, and exceptionally high-quality interior refinements. The workmanship, materials, and finishes throughout the dwelling are exceptionally high quality.

Q2
Dwellings with this quality rating are often custom designed for construction on an individual property owner's site. However, dwellings in this quality grade are also found in high-quality tract developments featuring residences constructed from individual plans or from highly modified or upgraded plans. The design features detailed, high-quality exterior ornamentation, high-quality interior refinements, and detail. The workmanship, materials, and finishes throughout the dwelling are generally of high or very high quality

Q3
Dwellings with this quality rating are residences of higher quality built from individual or readily available designer plans in above-standard residential tract developments or on an individual property owner's site. The design includes significant exterior ornamentation and interiors that are well finished. The workmanship exceeds acceptable standards and many materials and finishes throughout the dwelling have been upgraded from "stock" standards.

Q4
Dwellings with this quality rating meet or exceed the requirements of applicable building codes. Standard or modified standard building plans are utilized and the design includes adequate fenestration and some exterior ornamentation and interior refinements. Materials, workmanship, finish, and equipment are of stock or builder grade and may feature some upgrades.

Q5
Dwellings with this quality rating feature economy of construction and basic functionality as main considerations. Such dwellings feature a plain design using readily available or basic floor plans featuring minimal fenestration and basic finishes with minimal exterior ornamentation and limited interior detail. These dwellings meet minimum building codes and are constructed with inexpensive, stock materials with limited refinements and upgrades.

Q6
Dwellings with this quality rating are of basic quality and lower cost; some may not be suitable for year-round occupancy. Such dwellings are often built with simple plans or without plans, often utilizing the lowest quality building materials. Such dwellings are often built or expanded by persons who are professionally unskilled or possess only minimal construction skills. Electrical, plumbing, and other mechanical systems and equipment may be minimal or non-existent. Older dwellings may feature one or more substandard or non-conforming additions to the original structure.

Requirements - Definitions of Not Updated, Updated and Remodeled

Not Updated

Little or no updating or modernization. This description includes, but is not limited to, new homes.

Residential properties of fifteen years of age or less often reflect an original condition with no updating, if no major components have been replaced or updated. Those over fifteen years of age are also considered not updated if the appliances, fixtures, and finishes are predominantly dated. An area that is 'Not Updated' may still be well maintained and fully functional, and this rating does not necessarily imply deferred maintenance or physical/functional deterioration.

Updated

The area of the home has been modified to meet current market expectations. These modifications are limited in terms of both scope and cost.

An updated area of the home should have an improved look and feel, or functional utility. Changes that constitute updates include refurbishment and/or replacing components to meet existing market expectations. Updates do *not* include significant alterations to the existing structure.

Remodeled

Significant finish and/or structural changes have been made that increase utility and appeal through complete replacement and/or expansion.

A remodeled area reflects fundamental changes that include multiple alterations. These alterations may include some or all of the following: replacement of a major component (cabinet(s), bathtub, or bathroom tile), relocation of plumbing/gas fixtures/appliances, significant structural alterations (relocating walls, and/or the addition of square footage). This would include a complete gutting and rebuild.

Explanation of Bathroom Count

Three-quarter baths are counted as a full bath in all cases. Quarter baths (baths that feature only a toilet) are not included in the bathroom count. The number of full and half baths is reported by separating the two values using a period, where the full bath count is represented to the left of the period and the half bath count is represented to the right of the period.

Example:
3.2 indicates three full baths and two half baths.

UNIFORM APPRAISAL DATASET (UAD)
Property Description Abbreviations Used in This Report

File No. ELLWOOAK
Case No.

Abbreviation	Full Name	May Appear in These Fields
A	Adverse	Location & View
ac	Acres	Area, Site
AdjPrk	Adjacent to Park	Location
AdjPwr	Adjacent to Power Lines	Location
ArmLth	Arms Length Sale	Sales or Financing Concessions
AT	Attached Structure	Design (Style)
B	Beneficial	Location & View
ba	Bathroom(s)	Basement & Finished Rooms Below Grade
br	Bedroom	Basement & Finished Rooms Below Grade
BsyRd	Busy Road	Location
c	Contracted Date	Date of Sale/Time
Cash	Cash	Sale or Financing Concessions
Comm	Commercial Influence	Location
Conv	Conventional	Sale or Financing Concessions
cp	Carport	Garage/Carport
CrtOrd	Court Ordered Sale	Sale or Financing Concessions
CtySky	City View Skyline View	View
CtyStr	City Street View	View
cv	Covered	Garage/Carport
DOM	Days On Market	Data Sources
DT	Detached Structure	Design (Style)
dw	Driveway	Garage/Carport
e	Expiration Date	Date of Sale/Time
Estate	Estate Sale	Sale or Financing Concessions
FHA	Federal Housing Administration	Sale or Financing Concessions
g	Garage	Garage/Carport
ga	Attached Garage	Garage/Carport
gbi	Built-In Garages	Garage/Carport
gd	Detached Garage	Garage/Carport
GlfCse	Golf Course	Location
Glfvw	Golf Course View	View
GR	Garden	Design (Style)
HR	High Rise	Design (Style)
in	Interior Only Stairs	Basement & Finished Rooms Below Grade
Ind	Industrial	Location & View
Listing	Listing	Sales or Financing Concessions
Lndfl	Landfill	Location
LtdSght	Limited Sight	View
MR	Mid Rise	Design (Style)
Mtn	Mountain View	View
N	Neutral	Location & View
NonArm	Non-Arms Length Sale	Sale or Financing Concessions
o	Other	Basement & Finished Rooms Below Grade
O	Other	Design (Style)
op	Open	Garage/Carport
Prk	Park View	View
Pstrl	Pastoral View	View
PubTrn	Public Transportation	Location
PwrLn	Power Lines	View
Relo	Relocation Sale	Sale or Financing Concessions
REO	REO Sale	Sale or Financing Concessions
Res	Residential	Location & View
RH	USDA - Rural Housing	Sale or Financing Concessions
rr	Recreational (Rec) Room	Basement & Finished Rooms Below Grade
RT	Row or Townhouse	Design (Style)
s	Settlement Date	Date of Sale/Time
SD	Semi-detached Structure	Design (Style)
Short	Short Sale	Sale or Financing Concessions
sf	Square Feet	Area, Site, Basement
sqm	Square Meters	Area, Site
Unk	Unknown	Date of Sale/Time
VA	Veterans Administration	Sale or Financing Concessions
w	Withdrawn Date	Date of Sale/Time
wo	Walk Out Basement	Basement & Finished Rooms Below Grade
Woods	Woods View	View
Wtr	Water View	View
WtrFr	Water Frontage	Location
wu	Walk Up Basement	Basement & Finished Rooms Below Grade

HDI

REAL ESTATE SERVICES ERRORS AND OMISSIONS INSURANCE

PART 1.

DECLARATIONS PAGE

1. **Named Insured** / Address: Policy Number: HGI-1013689-01
   Individual Licensee : Renee Hughes
   2883 Autumn Lake Lane
   Decatur ,GA 30034

2. **Policy Period:** 02-05-2019 to 02-05-2020 (12:01 AM at address #1)

3. **Retroactive Date:** See Insured Services section. Retroactive date is bound to each insured service separately.

4. **Insured Services:**

Insured Service Name	Prior Acts Type	Retroactive Date
Appraisal of 1-4 unit residential properties	Match Priors	

5. Limit of Liability:
   a. Each **Wrongful Act** $1,000,000
   b. Aggregate $1,000,000
   c. Discrimination To Aggregate Limit
   d. Lockbox To Aggregate Limit
   e. Contingent Liability $100,000

6. Retention: $2,500

7. Premium: $129

8. Forms and Endorsements:

Endorsements	Form Number
Commercial Lines Policy Jacket	HDI E&O Jacket (0717)
Professional Liability Application	HDI-3006 (0717)
Real Estate Services Errors & Omissions Liability Insurance Policy	HDI-EO1009 (0717)
Georgia Changes	HDI-0404 (0717)
Seller's Protection Plan Coverage Endorsement	HDI-0336-GA (0717)
Contingent Liability Coverage - $100,000	HDI-0311-GA (0717)
Agent Owned Property	HDI-2003 (0717)
Additional Insured Endorsement	HDI-0306 (0717)
Defense Costs Outside Limit of Liability	HDI-0312 (0717)
Broad Form Real Estate Services	HDI-0342 (0717)
Retention Reduction - Risk Management Practices	HDI-2008 (0717)
First Dollar Defense Coverage	HDI-0315 (0717)

STATE OF GEORGIA
REAL ESTATE APPRAISERS BOARD

RENEE DENISE HUGHES

4853

IS AUTHORIZED TO TRANSACT BUSINESS IN GEORGIA AS A

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THE PRIVILEGE AND RESPONSIBILITIES OF THIS APPRAISER CLASSIFICATION SHALL CONTINUE IN EFFECT AS LONG AS THE APPRAISER PAYS REQUIRED APPRAISER FEES AND COMPLIES WITH ALL OTHER REQUIREMENTS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, CHAPTER 43-39-A. THE APPRAISER IS SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL FEES ON A TIMELY BASIS.

D. SCOTT MURPHY
Chairperson

JEFF A. LAWSON
Vice Chairperson

JEANMARIE HOLMES
WILLIAM A. MURRAY
KEITH STONE

RENEE DENISE HUGHES
Status ACTIVE
ORIGINALLY LICENSED
END OF RENEWAL
CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER
THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

RENEE DENISE HUGHES
Status ACTIVE
ORIGINALLY LICENSED
END OF RENEWAL
CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER
THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

File No. ELLWDOAK
Case No.

Real Property Records Search

Clayton County Property Card For Year 2019

2172 STOCKBRIDGE LLC
900 OLD ROSWELL LAKES PKWY
ROSWELL, GA 30076

PARCEL ID . . 12204A B008
LOCATION . . 2505 OAK CIR

LEGAL DESC LOT 4 DISTRICT 8 COUNTY - FIRE
NBRHOOD 40255 F A CLEMONS

DESCRIPTION RICHARDS & HIGGINS - WATER/SEPTIC/ELEC/GAS
DESCRIPTION PAVED ROAD
ROAD FRONT . . . 75.0

PLAT BOOK/PAGE . . . 5 234

SALES HISTORY

DEED BOOK	PAGE	SALE DATE	SALES INSTRUMENT	DISQUALIFIED	SALE AMT	DEED NAME
11212	270	7/20/17	WARRANTY DEED	QUALIFIED	58,000	2172 STOCKBRIDGE LLC
10067	245	9/20/11	QUIT CLAIM	RELATED		HARDIN JEHOSHAPHAT & KINSER SA
10011	502	9/20/11	WARRANTY DEED	GOVERNMENT SALE		HARDIN JEHOSHAPHAT
9914	021	12/07/10	WARRANTY DEED	GOVERNMENT SALE	58,960	FEDERAL NATIONAL MORTGAGE ASSO
9914	018	12/07/10	DEED UNDER POWE	FORECLOSURE	58,960	WELLS FARGO BANK NA
0937	733	1/01/78	WARRANTY DEED	.		GEORGE BETTY

LAND SEGMENTS

LND#	ZONE	LAND TYPE/CODE	LAND QTY
1	RS110	LT 1	1.000

MAP ACRES . . .000

DEED
Recorded 11/22/2019 1:20 PM
Jacquline D Wills
Clerk of Superior Court
Clayton County, GA
Book 11719 Page 94
Participant IDs: 1904751361
7067927936

Record and Return to:
LAIRD AND ASSOCIATES, P.C.
834 INMAN VILLAGE PKWY SUITE 130
ATLANTA, GA 30307
2019-5358E/LANDA PROPERTIES, LLC

Parcel ID: 12204AB008

LIMITED WARRANTY DEED

STATE OF **GEORGIA**
COUNTY OF **FULTON**

THIS INDENTURE, Made the **18th day of November, 2019,** between

2172 STOCKBRIDGE, LLC, A GEORGIA LIMITED LIABILITY COMPANY

of the County of CLAYTON, State of Georgia, as party or parties of the first part, hereinafter called Grantor, and

LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY

as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).

WITNESSETH that: Grantor for and in consideration of the sum of TEN AND 00/100 ($10.00) DOLLARS in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 204 OF THE 12TH DISTRICT, CLAYTON COUNTY, GEORGIA, BEING LOT 4 AS PER PLAT OF RICHARDS & HIGGINS, INC. BY W.T. POSTON, SURVEYOR, DATED MAY 27, 1959, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN ON THE SOUTH SIDE OF OAK CIRCLE 250 FEET EAST OF THE SOUTHEASTERLY CORNER OF OAK CIRCLE AND OLD ATLANTA-ELLENWOOD ROAD; RUNNING THENCE EAST ALONG THE SOUTH SIDE OF OAK CIRCLE 75 FEET TO LOT 5, SAID PLAT; RUNNING THENCE SOUTH 180.6 FEET TO AN IRON PIN; RUNNING THENCE WEST 75 FEET TO AN IRON PIN AT THE SOUTHEAST CORNER OF LOT 3, SAID PLAT; RUNNING THENCE NORTH ALONG THE EAST LINE OF SAID LOT 179.5 FEET TO OAK CIRCLE, AND THE POINT OF BEGINNING, BEING IMPROVED PROPERTY WITH A HOUSE THEREON KNOWN AS 2505 OAK CIRCLE, ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN CLAYTON COUNTY, GEORGIA.

PARCEL ID: 12204A-B008

SUBJECT TO ANY RIGHT-OF-WAY DEEDS OR OTHER EASEMENTS OF RECORD.

SUBJECT to restrictive covenants and general utility easements of record.

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the claims of all persons owning, holding or claiming by, through or under the said Grantor.

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, the day and year above written.

Signed, sealed and delivered in presence of:

2172 STOCKBRIDGE, LLC

OMB Approval No. 2502-0265

A. Settlement Statement (HUD-1)

B. Type of Loan

1. ☐ FHA 2. ☐ RHS 3. ☐ Conv. Unins. 4. ☐ VA 5. ☐ Conv. Ins.	6. File Number: 2019-5358E	7. Loan Number:	8. Mortgage Insurance Case Number:

C. **Note:** *This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.*

D. Name and Address of Buyer: LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LLC, 8 STEPHENSON ROAD, SAVANNAH, GA 31405	E. Name and Address of Seller: 2172 STOCKBRIDGE, LLC, 834 INMAN VILLAGE PARKWAY NE, SUITE 130, ATLANTA, GA 30307	F. Name and Address of Lender:
G. Property Location: 2505 OAK CIRCLE, ELLENWOOD, GA 30294, CLAYTON County, Georgia	H. Settlement Agent: LAIRD AND ASSOCIATES, P.C., 834 INMAN VILLAGE PKWY SUITE 130, ATLANTA, GA 30307, Ph. (404)685-9499. Place of Settlement: 834 INMAN VILLAGE PKWY SUITE 130, ATLANTA, GA 30307	I. Settlement Date: November 18, 2019

J. Summary of Buyer's transaction		K. Summary of Seller's transaction	
100. Gross Amount Due from Buyer:		400. Gross Amount Due to Seller:	
101. Contract sales price	91,045.00	401. Contract sales price	91,045.00
102. Personal property		402. Personal property	
103. Settlement Charges to Buyer (Line 1400)	1,164.10	403.	
104.		404.	
105.		405.	
Adjustments for items paid by Seller in advance		**Adjustments for items paid by Seller in advance**	
106. City/Town Taxes to		406. City/Town Taxes to	
107. County Taxes 11/19/19 to 01/01/20	137.81	407. County Taxes to	
108. Assessments to		408. Assessments to	
109.		409.	
110.		410.	
111.		411.	
112.		412.	
120. Gross Amount Due from Buyer	92,316.91	**420. Gross Amount Due to Seller**	91,045.00
200. Amounts Paid by or in Behalf of Buyer		**500. Reductions in Amount Due Seller:**	
201. Deposit or earnest money		501. Excess deposit (see instructions)	
202. Principal amount of new loan(s)		502. Settlement charges to Seller (Line 1400)	
203. Existing loan(s) taken subject to		503. Existing loan(s) taken subject to	
204.		504. Payoff First Mortgage	
205.		505. Payoff Second Mortgage	
206.		506.	
207.		507.	
208.		508.	
209.		509.	
Adjustments for items unpaid by Seller		**Adjustments for items unpaid by Seller**	
210. City/Town Taxes to		510. City/Town Taxes to	
211. County Taxes to		511. County Taxes 01/01/19 to 11/19/19	807.31
212. Assessments to		512. Assessments to	
213. NOVEMBER RENT 11/18/19 to 12/01/19	353.17	513. NOVEMBER RENT 11/18/19 to 12/01/19	353.17
214. SECURITY DEPOSIT	750.00	514. SECURITY DEPOSIT	750.00
215.		515.	
216.		516.	
217.		517.	
218.		518.	
219.		519. WIRE PROCEEDS: L&A	20.00
220. Total Paid by/for Buyer	1,103.17	**520. Total Reduction Amount Due Seller**	1,930.48
300. Cash at Settlement from/to Buyer		**600. Cash at settlement to/from Seller**	
301. Gross amount due from Buyer (line 120)	92,316.91	601. Gross amount due to Seller (line 420)	91,045.00
302. Less amount paid by/for Buyer (line 220)	(1,103.17)	602. Less reductions due Seller (line 520)	(1,930.48)
303. Cash [X] From [ ] To Buyer	91,213.74	**603. Cash** [X] To [ ] From Seller	89,114.52

* Paid outside of closing by borrower(B), seller(S), lender(L), or third party(T)

[illegible]

[illegible]

L. Settlement Charges	Paid From Buyer's Funds at Settlement	Paid From Seller's Funds at Settlement
700. Total Real Estate Broker Fees		
Division of commission (line 700) as follows:		
701. $ to		
702. $ to		
703. Commission paid at settlement		
704.		
800. Items Payable in Connection with Loan		
801. Our origination charge $ (from GFE #1)		
802. Your credit or charge (points) for the specific interest rate chosen $ (from GFE #2)		
803. Your adjusted origination charges (from GFE #A)	0.00	
804. Appraisal fee to (from GFE #3)		
805. Credit Report to (from GFE #3)		
806. Tax service to (from GFE #3)		
807. Flood certification to (from GFE #3)		
808. (from GFE #3)		
809. (from GFE #3)		
810. (from GFE #3)		
811. (from GFE #3)		
900. Items Required by Lender to Be Paid in Advance		
901. Daily interest charges from to @ $/day (from GFE #10)		
902. MIP Tot Ins. for Life of Loan months to (from GFE #3)		
903. Homeowner's insurance for years to (from GFE #11)		
904. (from GFE #11)		
905. (from GFE #11)		
1000. Reserves Deposited with Lender		
1001. Initial deposit for your escrow account (from GFE #9)		
1002. Homeowner's insurance months @ $ per month $		
1003. Mortgage insurance months @ $ per month $		
1004. Property taxes $		
1005. $		
1006. months @ $ per month $		
1007. months @ $ per month $		
1008. $		
1009. $		
1100. Title Charges		
1101. Title Services and Lender's Title Insurance (from GFE #4)	558.00	
1102. Settlement or closing fee $		
1103. Owner's title insurance to INVESTORS TITLE (from GFE #5)	500.00	
1104. Lender's title insurance to INVESTORS TITLE $		
1105. Lender's title policy limit $		
1106. Owner's title policy limit $ 91,045.00		
1107. Agent's portion of the total title insurance premium to LAIRD AND ASSOCIATES, P.C. $ 350.00		
1108. Underwriter's portion of the total title insurance premium to INVESTORS TITLE $ 150.00		
1109. $		
1110. $		
1111. $		
1112. $		
1113. $		
1200. Government Recording and Transfer Charges		
1201. Government recording charges to CLERK OF SUPERIOR COURT (from GFE #7)	15.00	
1202. Deed $ 15.00 Mortgage $ Releases $ Other $		
1203. Transfer taxes to CLERK OF SUPERIOR COURT (from GFE #8)	91.10	
1204. City/County tax/stamps $ $		
1205. State tax/stamps $ 91.10 $		
1206.		
1207.		
1300. Additional Settlement Charges		
1301. Required services that you can shop for (from GFE #6)		
1302. $		
1303. $		
1304. $		
1305. $		
1400. Total Settlement Charges (enter on lines 103, Section J and 502, Section K)	1,164.10	

* Paid outside of closing by borrower(B), seller(S), lender(L), or third party(T)

Certified to be a true copy.

HUD-1 Attachment

Buyer (s): LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LLC
8 STEPHENSON ROAD
SAVANNAH, GA 31405

Seller(s): 2172 STOCKBRIDGE, LLC
834 INMAN VILLAGE PARKWAY NE, SUITE
ATLANTA, GA 30307

Settlement Agent: LAIRD AND ASSOCIATES, P.C.
(404)665-9499

Place of Settlement: 834 INMAN VILLAGE PKWY SUITE 130
ATLANTA, GA 30307

Settlement Date: November 18, 2019

Property Location: 2505 OAK CIRCLE
ELLENWOOD, GA 30294
CLAYTON County, Georgia

Adjustments For Items Unpaid By Seller (Seller Debit)

Description	Amount	From/Through	Prorated Amount
NOVEMBER RENT	815.00	11/01/19 through 11/30/19	353.17
		Total Line 213/513	353.17

Title Services and Lender's Title Insurance Details

	BORROWER	SELLER
Title Exam to K & J TITLE WORKS	143.00	
Tax Search to SEXTONS	15.00	
Attorney Fee to LAIRD AND ASSOCIATES, P.C.	400.00	
Total	$ 558.00	$ 0.00

Owner's Title Insurance

	BORROWER	SELLER
Owner's Policy Premium to INVESTORS TITLE	500.00	
Total	$ 500.00	$ 0.00

WARNING: It is a crime to knowingly make false statements to the United States on this or any similar form. Penalties upon conviction can include a fine and imprisonment. For details see: Title 18 U.S. Code Section 1001 and Section 1010.

(2019-5358E.PFD/2019-5358E/16)

ADDENDUM TO HUD

The undersigned have each received, reviewed, and approved the attached Settlement Statement, (Hud 1) and to the best of their knowledge, it is a true and accurate statement of all receipts and disbursements that should be made on their account in this transaction.

The parties for whom payoffs are being made, warrant the correctness of these amounts, and if a deficiency occurs, will promptly remit deficient sums to the firm of LAIRD AND ASSOCIATES, P.C. The extent of loss to the firm for payoffs that are requested to be expressed or hand delivered for next day delivery, or that are wired for same day receipt, shall be the return of the charge to that party for that service. Seller further acknowledges receipt and payment in full of the proceeds due from the settlement LAIRD AND ASSOCIATES, P.C. is not responsible for late fees on payoffs that are not secured by the property that LAIRD AND ASSOCIATES, P.C. is closing.

If the proration of taxes and association assessments are made based on estimated amounts prior to receipt of current actual bills, the parties agree to adjust the prorations between themselves when current actual bills are received. The payment of all outstanding taxes and assessments, including homeowners association dues and water bills not paid at settlement, remain the responsibility of the Seller. However, if this sale involves a Relocation Company, then there shall be no further proration or payment of outstanding taxes and assessments, water bills or homeowners association Dues. With regard to proration of homeowners dues, this law firm has relied on information given by the parties to this transaction and makes no warranty to same. Further, this law firm is not responsible for loss occasioned by parties as a result of revisions or changes in the county's tax digest. Seller and purchaser acknowledge that the subject property may be subject to re-assessment for property taxes by local government and the owner's policy of title insurance, if requested to be issued, shall not provide insurance coverage for any additional taxes, interest and/or penalties for prior tax years by virtue of adjustment, re-appraisal, re-assessment, appeal or other amendment to the tax records of the local government in which the subject property is located.

In addition, the parties agree that should any inadvertent errors or omissions later be discovered in any documents executed at settlement or funds received or paid out, they shall promptly execute such corrective documents and/or remit such sums to LAIRD AND ASSOCIATES, P.C., as may be required to adjust or correct such errors or omissions. Due to the lack of current records of the local courthouses, this firm cannot be responsible for loss occasioned by a title matter that would have been avoided by current record keeping.

If the contract between the parties contains language as to survival of its terms, then the terms and conditions of the contract between the parties not fulfilled prior to closing shall survive the execution and delivery of the warranty deed. Contracts involving Relocation Corporations shall not survive the delivery of the warranty deed. It is the responsibility of the purchaser/borrower to determine that all home warranties and hazard insurance that the firm is making payment for on their behalf is in place after the closing. The firms duty as a disburser is to remit payment and not to insure that payment has been made.

Certain charges on the Settlement Statement from line 1100 to 1308 are charges that are estimated and may exceed the actual amount for these charges. The undersigned hereby acknowledges same and acknowledges that fees in excess of actual amounts shall be upon notice by the parties moved to line 1113 as a post closing fee and waives any refund of said excess charges.

If this transaction involves the closings of a loan secured by real property of the Borrower/Purchaser, the law firm of LAIRD AND ASSOCIATES, P.C.maintains an attorney-client relationship with the Lender and has advised the parties to seek independent legal counsel should they desire legal representation. The disbursement of funds and the honoring of escrow checks by this law firm is contingent upon the accuracy of the Settlement Statement, and upon receipt of negotiable funds from the parties involved in this transaction and the financial lending institution, if applicable. Use of the firm's negotiable instruments as third party checks is not the risk of LAIRD AND ASSOCIATES, P.C.

2172 STOCKBRIDGE, LLC

BY:______________________________
BRIAN GLICK, MEMBER/MANAGER

____

LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY

BY:______________________________

____

The HUD-1 Settlement Statement which I have prepared is a true and accurate account of this transaction. I have no actual knowledge that the source of borrowers funds is other than from the borrower. I have caused funds to be disbursed in accordance with this statement.

____
Settlement Agent - **LAIRD AND ASSOCIATES, P.C.**

GOVERNMENT INSURED OR GUARANTEED LOANS WARNING: It is a crime to knowingly make false statements to the United States Government on this or any other similar forms. Penalties upon conviction can include a fine and imprisonment. For details see Title 18 U.S. Code Section 1001 and Section 1010.

THIS IS IMPORTANT TAX INFORMATION AND IS BEING FURNISHED TO THE INTERNAL REVENUE SERVICE. IF YOU ARE REQUIRED TO FILE A RETURN, A NEGLIGENCE PENALTY OR OTHER SANCTION WILL BE IMPOSED ON YOU IF THIS ITEM IS REQUIRED TO BE REPORTED AND THE IRS DETERMINES THAT IT HAS NOT BEEN REPORTED.

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is made this 18TH day of NOVEMBER, 2019 (the "Effective Date"), by and between 2172 STOCKBRIDGE, LLC a Georgia limited liability company ("Assignor"), and LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES, LLC, a Delaware limited liability company ("Assignee").

WITNESSETH

A. Assignor and Assignee predecessor in interest, entered into that certain Real Estate Purchase and Sale Agreement dated as of SEPTEMBER 19, 2019 (as amended from time to time, the "Agreement") with respect to the sale of the real property described on Exhibit A attached hereto (the "Property").

B. Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to the "Leases" and "Security Deposits" (as those terms are defined in the Agreement) identified on Exhibit B attached hereto and incorporated herein (collectively, the "Leases").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date all of Assignor's right, title and interest in and to the Leases.

1. Assignee hereby accepts such Assignment and agrees to be bound by all of the terms and provisions of the Leases, and assumes any and all liabilities and agrees to perform, pay and discharge in full when due all of Assignor's liabilities and obligations associated with, or related to the performance by Assignor of any of the terms, covenants and conditions imposed upon Assignor under the Leases, solely to the extent arising from and after the Effective Date.

2. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, demands, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising as a result of any act or omission of Assignor during Assignor's period of ownership of the Property.

3. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, demands, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising as a result of any act or omission of Assignee during Assignee's period of ownership of the Property.

4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

5. This Assignment is made without warranty or representation by the Assignor, except as otherwise set forth in the Agreement.

6. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

7. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Georgia.

8. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same agreement.

[This Space Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR: 2172 STOCKBRIDGE, LLC,
a GEORGIA limited liability company

By: ____________________________
Name: BRIAN GLICK
Title: MEMBER/MANAGER

ASSIGNEE: LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES, LLC,
a Delaware limited liability company

By: ____________________________
Name: ____________________________
Title: ____________________________

EXHIBIT A

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 204 OF THE 12TH DISTRICT, CLAYTON COUNTY, GEORGIA, BEING LOT 4 AS PER PLAT OF RICHARDS & HIGGINS, INC. BY W.T. POSTON, SURVEYOR, DATED MAY 27, 1959, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN ON THE SOUTH SIDE OF OAK CIRCLE 250 FEET EAST OF THE SOUTHEASTERLY CORNER OF OAK CIRCLE AND OLD ATLANTA-ELLENWOOD ROAD; RUNNING THENCE EAST ALONG THE SOUTH SIDE OF OAK CIRCLE 75 FEET TO LOT 5, SAID PLAT; RUNNING THENCE SOUTH 180.6 FEET TO AN IRON PIN; RUNNING THENCE WEST 75 FEET TO AN IRON PIN AT THE SOUTHEAST CORNER OF LOT 3, SAID PLAT; RUNNING THENCE NORTH ALONG THE EAST LINE OF SAID LOT 179.5 FEET TO OAK CIRCLE, AND THE POINT OF BEGINNING, BEING IMPROVED PROPERTY WITH A HOUSE THEREON KNOWN AS 2505 OAK CIRCLE, ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN CLAYTON COUNTY, GEORGIA.

PARCEL ID: 12204A-B008

EXHIBIT B

Lease for Residential Property dated as of May 1, 2017 by and between Yovel Properties A, LLC, as landlord, and Jeffrey Mitchell, as tenant, with respect to the property known as 2505 Oak Circle, Ellenwood, GA, as amended by that certain Amendment to Lease Agreement Amendment #1 dated June 20, 2019.

Investors Title Insurance Company

P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687
919.968.2200 | invtitle.com

ITIC Policy #: 0PG1702019080023

Agent File #: 2019-5358E

OWNER'S POLICY OF TITLE INSURANCE

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, INVESTORS TITLE INSURANCE COMPANY, a North Carolina corporation (the "Company") insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1. Title being vested other than as stated in Schedule A.
2. Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
   (a) A defect in the Title caused by
   (i) forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
   (ii) failure of any person or Entity to have authorized a transfer or conveyance;
   (iii) a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
   (iv) failure to perform those acts necessary to create a document by electronic means authorized by law;
   (v) a document executed under a falsified, expired, or otherwise invalid power of attorney;
   (vi) a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
   (vii) a defective judicial or administrative proceeding.
   (b) The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
   (c) Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term "encroachment" includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.
3. Unmarketable Title.
4. No right of access to and from the Land.
5. The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
   (a) the occupancy, use, or enjoyment of the Land;
   (b) the character, dimensions, or location of any improvement erected on the Land;
   (c) the subdivision of land; or
   (d) environmental protection
   if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

(continued on next page)

IN WITNESS WHEREOF, Investors Title Insurance Company has caused this Policy to be signed and sealed, to be valid when Schedule A is countersigned by an authorized officer or agent of the Company.

AMERICAN LAND TITLE ASSOCIATION

The use of this form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Copyright 2006-2009 American Land Title Association. All rights reserved.

President

Attest

Secretary

Form No. 109-06-J (Rev. 3/2007) 1 ALTA Owner's Policy (06-17-06)

6. An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.
7. The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8. Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9. Title being vested other than as stated in Schedule A or being defective

(a) as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws; or

(b) because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws by reason of the failure of its recording in the Public Records

(i) to be timely, or

(ii) to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10. Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys' fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1. (a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i) the occupancy, use, or enjoyment of the Land;

(ii) the character, dimensions, or location of any improvement erected on the Land;

(iii) the subdivision of land; or

(iv) environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3. Defects, liens, encumbrances, adverse claims, or other matters

(a) created, suffered, assumed, or agreed to by the Insured Claimant;

(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4. Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a) a fraudulent conveyance or fraudulent transfer; or

(b) a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5. Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1. DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)"Amount of Insurance": The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)"Date of Policy": The date designated as "Date of Policy" in Schedule A.

(c)"Entity": A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)"Insured": The Insured named in Schedule A.

(i) The term "Insured" also includes

(A)successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)successors to an Insured by its conversion to another kind of Entity;

(D)a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1) if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2) if the grantee wholly owns the named Insured,

(3) if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4) if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii) With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e)"Insured Claimant": An Insured claiming loss or damage.

(f) "Knowledge" or "Known": Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)"Land": The land described in Schedule A, and affixed improvements that by law constitute real property. The term "Land" does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h) "Mortgage": Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i) "Public Records": Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), "Public Records" shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j) "Title": The estate or interest described in Schedule A.

(k)"Unmarketable Title": Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2. CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3. NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company's liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4. PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5. DEFENSE AND PROSECUTION OF ACTIONS

(a)Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6. DUTY OF INSURED CLAIMANT TO COOPERATE

(a)In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company's expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company's obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7. OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i) To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii) To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company's obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8. DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a) The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i) the Amount of Insurance; or

(ii) the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b) If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i) the Amount of Insurance shall be increased by 10%, and

(ii) the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c) In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys' fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9. LIMITATION OF LIABILITY

(a) If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b) In the event of any litigation, including litigation by the Company or with the Company's consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c) The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10. REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys' fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11. LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12. PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13. RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a) Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys' fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b) The Company's right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14. ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association ("Rules"). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15. LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a) This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b) Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c) Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d) Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16. SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17. CHOICE OF LAW; FORUM

(a) Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b) Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18. NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at Investors Title Insurance Company, P.O. Drawer 2687, Chapel Hill, NC 27515-2687.

Investors Title Insurance Company

P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687
919.968.2200 | invtitle.com

Georgia Arbitration Endorsement

This Policy is amended to delete the Arbitration Provision contained herein.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Investors Title Insurance Company
By: W. Morris Fine, President (SEAL)

Form No. GA-141 (12/2007)

Investors Title Insurance Company

P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687
919.968.2200 | invtitle.com

ALTA OWNER'S POLICY - 2006

SCHEDULE A

File Number:	2019-5358E	Policy No.:	OPG1702019000023
Address Reference:	2505 OAK CIRCLE ELLENWOOD, Georgia 30294		
Amount of Insurance:	$ 91,045.00	Premium:	$ 500.00
Date of Policy:	November 18, 2019 at (the earlier of either the examiner's certification date or recording date and time of the Deed vesting title in the named insured)		

1. Name of Insured: LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES LLC, A DELAWARE LIMITED LIABILITY COMPANY
2. The estate or interest in the Land that is insured by this policy is: FEE SIMPLE
3. Title is vested in: LANDA 2505 OAK CIRCLE SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY
4. The Land referred to in this policy is located in the State of Georgia, County of CLAYTON and is described in the attached Schedule C.
5. The Land herein described is encumbered by the following mortgage and assignments, if any:
   and the mortgages, if any, shown in Schedule B hereof.

Issued through the office of:

____
LAIRD AND ASSOCIATES, P.C.

This Policy consists of pages labeled as Jacket, Schedule A, Schedule B, and Schedule C. This Policy is of no force and effect unless the jacket and all schedules are included, along with any added pages incorporated herein.

Form No. 109-06-A *ALTA Owner's Policy (06-17-06)*

Investors Title Insurance Company

P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687
919.968.2200 | invtitle.com

ALTA OWNER'S POLICY - 2006

SCHEDULE B

EXCEPTIONS FROM COVERAGE

File Number: 2019-5358E Policy No.: OPG1702019000023

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys' fees, or expenses that arise by reason of:

1. The lien of the security instrument reflected in Item 5, Schedule A, if any.
2. The dower, curtesy, homestead, community property, or other statutory marital rights, if any, of the spouse of any individual insured.
3. Taxes for the year 2020, and subsequent years, not yet due and payable.

ALL MATTERS SHOWN AND DEPICTED ON PLAT RECORDED IN PLAT BOOK 5, PAGE 234, CLAYTON COUNTY, GEORGIA RECORDS (40 FOOT FRONT BUILDING RESTRICTION LINE)

This Policy consists of pages labeled as Jacket, Schedule A, Schedule B, and Schedule C. This Policy is of no force and effect unless the jacket and all schedules are included, along with any added pages incorporated herein.

Investors Title Insurance Company

P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687
919.968.2200 | invtitle.com

ALTA OWNER'S POLICY - 2006

SCHEDULE C

File Number: 2019-5358E Policy Number: OPG1702019000023

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 204 OF THE 12TH DISTRICT, CLAYTON COUNTY, GEORGIA, BEING LOT 4 AS PER PLAT OF RICHARDS & HIGGINS, INC. BY W.T. POSTON, SURVEYOR, DATED MAY 27, 1959, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN ON THE SOUTH SIDE OF OAK CIRCLE 250 FEET EAST OF THE SOUTHEASTERLY CORNER OF OAK CIRCLE AND OLD ATLANTA-ELLENWOOD ROAD; RUNNING THENCE EAST ALONG THE SOUTH SIDE OF OAK CIRCLE 75 FEET TO LOT 5, SAID PLAT; RUNNING THENCE SOUTH 180.6 FEET TO AN IRON PIN; RUNNING THENCE WEST 75 FEET TO AN IRON PIN AT THE SOUTHEAST CORNER OF LOT 3, SAID PLAT; RUNNING THENCE NORTH ALONG THE EAST LINE OF SAID LOT 179.5 FEET TO OAK CIRCLE, AND THE POINT OF BEGINNING, BEING IMPROVED PROPERTY WITH A HOUSE THEREON KNOWN AS 2505 OAK CIRCLE, ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN CLAYTON COUNTY, GEORGIA.

PARCEL ID: 12204A-B008

This Policy consists of pages labeled as Jacket, Schedule A, Schedule B, and Schedule C. This Policy is of no force and effect unless the jacket and all schedules are included, along with any added pages incorporated herein.